SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                           Form 8-K


                        CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report
(Date of earliest event reported)                July 3, 1997


               PACIFIC CENTURY FINANCIAL CORPORATION
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


        Hawaii                 1-6887           99-0148992
----------------------      ------------     ------------------
State of incorporation      (Commission        (IRS Employer
                            File Number)    Identification No.)


130 Merchant Street, Honolulu, Hawaii                 96813
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(Address of principal executive offices)           (Zip Code)


      Registrant's telephone number,
         including area code:                    (808) 643-3888


                       Not Applicable
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(Former name or former address, if changed since last report)

Item 5.     Other Events.

            On July 3, 1997, CU Bancorp was merged into
Pacific Century Financial Corporation ("Pacific Century") pursuant to the Agreement and Plan of Reorganization between the parties dated February 24, 1997. As a result, California United Bank became a wholly-owned subsidiary of Pacific Century.

            At the effective time of the merger, approximately 60% of CU Bancorp shares then outstanding were converted into the right to receive Pacific Century stock at an exchange ratio of .3278. This will result in issuance of approximately 2,312,687 shares of Pacific Century stock. All CU Bancorp shares covered by effective elections requesting stock were converted into Pacific Century stock. All other shares of CU Bancorp stock outstanding at the time of the merger were converted into the right to receive $15.34 per share in cash. No proration was necessary.


                         SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 16, 1997                PACIFIC CENTURY FINANCIAL
                                    CORPORATION


                                    /s/ DAVID A. HOULE
                                   (Signature)

                                    David A. Houle
                                    Chief Financial Officer